Consent of Independent Auditors

The Board of Directors and Shareholders
Aetna Generation Portfolios, Inc.:

We consent to the use of our report dated January 29, 1999 incorporated by reference herein on Form N-1A relating to Aetna Ascent VP, Aetna Crossroads VP and Aetna Legacy VP, and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                          /s/ KPMG LLP
                                              KPMG LLP

Hartford, Connecticut
April 27, 1999